KAMAN CORPORATION COMPLETES ACQUISITION OF THE PARKER-HANNIFIN AIRCRAFT WHEEL & BRAKE DIVISION

BLOOMFIELD, Connecticut (September 19, 2022) – Kaman Corporation (NYSE:KAMN) announced today that it completed the acquisition of the Parker-Hannifin Corporation (“Parker”) Aircraft Wheel & Brake Division (“Aircraft Wheel & Brake”) on September 16, 2022 (the “Transaction”).

Aircraft Wheel & Brake has been a trusted provider of mission-critical wheel and brake technology products and solutions for more than 80 years. With a strong OEM and aftermarket portfolio supporting more than 100 platforms, Aircraft Wheel & Brake specializes in wheels, brakes and related hydraulic components for helicopters, fixed-wing and UAV aircraft. They have long-standing global relationships with leading military and general aviation customers providing customized proprietary designs, protected by intellectual property. Aircraft Wheel & Brake operates out of one centralized facility in Avon, Ohio, providing a full suite of capabilities including design, development and qualification, as well as manufacturing, assembly, product support and repairs.

“We are excited to welcome the Aircraft Wheel & Brake employees to the Kaman family,” said Ian Walsh, Chairman, President and Chief Executive Officer. “I want to thank the teams at Kaman and Aircraft Wheel & Brake for their conscientious efforts to complete the transaction and their thorough planning for a seamless integration. Kaman, together with Aircraft Wheel & Brake, is expanding the breadth of our product offerings, increasing our exposure to attractive markets, and driving meaningful near-term margin and cash flow accretion.”

Strategic and Financial Benefits of the Transaction
Expands a Leading Engineered Products Provider: With a larger and even more extensive portfolio of engineered products, Kaman will broaden the number of offerings available to serve customers across a range of critical applications. Kaman’s expertise in running a solutions-based business combined with Aircraft Wheel & Brake’s proprietary manufacturing and material science technologies should enhance Kaman’s Engineered Products segment and add scale to its operations.

Provides Access to Attractive End Markets: The addition of Aircraft Wheel & Brake increases Kaman’s exposure to attractive aerospace and defense end markets with significant growth potential. Additionally, it provides the opportunity to increase Kaman’s position in higher margin aftermarket products.

Delivers Financial Benefits: The transaction is expected to be accretive to Kaman’s margin and cash flow within the first twelve months following the close of the transaction. Following the transaction, Kaman intends to apply the free cash flow from the combined business to deleverage the balance sheet.

About Kaman
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; and manufacture and support of our heavy lift K-MAX® manned helicopter, the K-MAX TITAN unmanned helicopter and the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle. More information is available at www.kaman.com.

Risks Associated with Forward-Looking Statements
This release includes “forward looking statements” within the meaning of the federal securities laws relating to the Transaction, which can be identified by the use of words such as “will,” “expect,” “poise,” “believe,” “plans,” “strategy,” “prospects,” “estimate,” “seek,” “target,” “anticipate,” “intend,” “future,” “likely,” “may,” “should,” “would,” “could,” “project,” “opportunity,” “will be,” “will continue,” “will likely result,” and other words of similar meaning. These forward-looking statements include statements related to Kaman’s expanding the breadth of its product offerings, increasing its exposure to attractive markets, driving meaningful near-team margin and cash flow accretion as well as statements in “Strategic and Financial Benefits of the Transaction”. These statements are based on assumptions currently believed to be valid but involve significant risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Such risks and uncertainties include, among others, (i) the effect of the announcement of the Transaction on the business relationships and operating results of Kaman and the acquired business generally; (ii) Kaman’s ability to enforce and protect intellectual property related to the acquired business; (iii) risks that the Transaction disrupts the current plans and operations of Kaman or the acquired business; (iv) the representations and warranties provided by Parker and Kaman’s rights to recourse are extremely limited in the purchase agreement and, as a result, the assumptions on which its estimates of future results of the acquired business have been based may prove to be incorrect in a number of material ways, which could result in an inability to realize the expected benefits of the Transaction or exposure to material liabilities; (v) the inability of Kaman to successfully integrate the operations of the acquired business and realize anticipated benefits of the Transaction; (vi) the inability of Kaman or the acquired business to profitably attract new customers and retain existing customers; (vii) the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings; and (viii) future and estimated revenues, earnings, cash flow, charges and expenditures. The foregoing list of factors is not exhaustive. Additional risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements are identified in our reports filed with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements included in this release are made only as of the date of this release. Readers are cautioned not to put undue reliance on forward-looking statements, and Kaman does not undertake any obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Kaman Corporation Contact
Kristen Samson
Vice President and Chief Marketing Officer
860-243-6330
Kristen.Samson@kaman.com

Kary Bare
860-243-7485
Investor Relations
Kary.Bare@kaman.com